Exhibit 5.1

Silverman Schermer, PLLC 100 SE 3rd Avenue Suite 1850 Fort Lauderdale, FL 33394 Phone: 954.314.4000

June 2, 2026

QDM INTERNATIONAL INC.

Room 1030B, 10/F, Ocean Centre

Harbour City, 5 Canton Road

Tsim Sha Tsui, Hong Kong

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Florida counsel to QDM International Inc., a Florida corporation (the “Company”), with respect to certain matters of Florida law in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration by the Company of 1,295,427 shares (“Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”) that the Company may issue pursuant to the QDM International 2026 Equity Incentive Plan (the “Plan”) covered by the above-referenced Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon (i) the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”); (ii) the Bylaws of the Company, as amended to date (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company with respect to the Plan and the issuance of the Shares (“Resolutions”); (vi) the Registration Statement and all exhibits thereto, (v) the Plan; and such other documents as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

For purposes of this opinion, we have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed, and express no opinion as to, the authenticity of original documents and the genuineness of all signatures, the conformity to the originals of all documents submitted to us as copies, the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, the legal capacity of all natural persons or entities, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

QDM International Inc.

We have also assumed that:

(a)	the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement and that no stop order shall have been issued with respect thereto;

(b)	the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement;

(c)	the Shares will be issued and sold in the form and containing the terms set forth in the Registration Statement;

(d)	that no future amendments will be made to the Articles of Incorporation or Bylaws that would be in conflict with or inconsistent with the Company’s right and ability to issue the Shares.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the issuance of the Shares has been duly authorized and, when and to the extent issued and delivered by the Company in accordance with the Registration Statement, the Resolutions and the Plan, the Shares will be validly issued, fully paid and non-assessable.

We do purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Shares.

We have not been engaged to examine, nor have we examined, the Registration Statement for the purpose of determining the accuracy or completeness of the information included therein or the compliance and conformity thereof with the Securities Act, the rules and regulations of the Commission or the requirements of Form S-8 promulgated under the Securities Act, and we express no opinion with respect thereto. Our opinion is limited to the Florida Business Corporation Act. We express no opinion as to the effect of the law of any other jurisdiction.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to all references to us, if any, in the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is rendered on, and speaks only as of, the date of this letter first written above, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Silverman Schermer PLLC
Silverman Schermer PLLC